Exhibit 1.1

Execution Version

PG&E Corporation

28,000,000 Shares of 6.000% Series A Mandatory Convertible Preferred Stock, No Par Value

Underwriting Agreement

New York, New York

December 2, 2024

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

PG&E Corporation, a corporation organized under the laws of the State of California (the “Company”), confirms its agreement (this “Agreement”) with each of the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 28,000,000 shares of 6.000% Series A Mandatory Convertible Preferred Stock, no par value, with an initial liquidation preference of $50.00 per share, of the Company (the “Preferred Stock”). The aforesaid 28,000,000 shares of Preferred Stock to be purchased by the Underwriters are hereinafter called the “Underwritten Securities.” The Company also proposes to grant to the Underwriters an option to purchase up to 4,200,000 additional shares of Preferred Stock. The aforesaid 4,200,000 additional shares of Preferred Stock that may be purchased by the Underwriters are hereinafter called the “Option Securities” and, together with the Underwritten Securities, are hereinafter called the “Securities.”

The Preferred Stock will be convertible into a variable number of shares of the Company’s common stock, no par value (the “Common Stock”) (such shares of Common Stock into which the Preferred Stock is convertible, together with any shares of Common Stock delivered in payment of dividends on the Preferred Stock, the “Underlying Securities”). The terms of the Preferred Stock will be set forth in a certificate of determination (the “Certificate of Determination”) to be filed by the Company with the Secretary of State of the State of California as an amendment to the Company’s Amended and Restated Articles of Incorporation.

Substantially concurrently with the offering of the Securities contemplated hereby, the Company will, among other things, issue and sell up to 55,961,070 shares of Common Stock, pursuant to a separate underwriting agreement and separate prospectus supplement, subject to customary closing conditions (the “Concurrent Offering”). The offering of the Securities is not contingent upon the completion of the Concurrent Offering, the Concurrent Offering is not contingent upon the completion of the offering of the Securities, and the Securities are not being offered together with the shares of Common Stock in the Concurrent Offering.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-277286) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (an “Additional Closing Date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date and on any Additional Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Additional Closing Date, as the case may be, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) As of the Execution Time and as of the Closing Date and any Additional Closing Date, as the case may be (i) the Disclosure Package and (ii) each Road Show, if any, when taken together as a whole with the Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package and any such Road Show based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) All documents filed under the Exchange Act and incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, as the case may be, or any amendment or supplement thereto, did not and will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) The Company has not prepared or used any Free Writing Prospectus, other than any Issuer Free Writing Prospectus listed in Schedule III hereto. Any such Issuer Free Writing Prospectus did not, as of its issue date, and does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) As of the date hereof, the Company has the authorized capitalization as set forth in the Disclosure Package. The Securities have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The statements in the Registration Statement, the Disclosure Package and the Final Prospectus, insofar as they summarize provisions of the Common Stock, the Preferred Stock, the Underlying Securities, this Agreement and the Certificate of Determination (together, the “Transaction Documents”), fairly summarize the applicable provisions of the Transaction Documents in all material respects. The issuance of the Preferred Stock is not subject to any preemptive or similar rights.

(k) The Certificate of Determination has been duly authorized by the Company. The Certificate of Determination sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will, upon the effectiveness of such filing with the Secretary of State for the State of California, have the rights set forth in the Certificate of Determination.

(l) Upon issuance in accordance with this Agreement and the filing and effectiveness of the Certificate of Determination, the Preferred Stock will be convertible into the Underlying Securities in accordance with the terms of the Preferred Stock and the Certificate of Determination. A number of Underlying Securities equal to the Maximum Number of Underlying Securities (as defined below) has been duly authorized and reserved for issuance by all necessary corporate action and such Underlying Securities, when issued in accordance with the terms of the Preferred Stock and the Certificate of Determination, will be validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Disclosure Package and the Final Prospectus and will not be subject to any preemptive or similar rights. As used herein, “Maximum Number of Underlying Securities” means (A) the sum of (x) a number of shares of Common Stock equal to the initial maximum conversion rate per share of the Preferred Stock set forth in the Certificate of Determination and (y) the maximum number of shares of Common Stock deliverable by the Company in respect of dividends payable per share of Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of shares of Preferred Stock (assuming the exercise in full of the option set forth in Section 2 herein but without giving effect to any “Fundamental Change Dividend Make-Whole Amount” (as defined in the Certificate of Determination)), in each case in accordance with, and as adjusted pursuant to, the terms of the Certificate of Determination.

(m) All of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and sold and are fully paid and non-assessable.

(n) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the holders of outstanding shares of the Company’s capital stock, including shares of Common Stock, are not entitled to any preemptive or similar rights.

(o) None of the issue and sale of the Securities, the execution, delivery and performance by the Company of the Transaction Documents, the issuance of a number of Underlying Securities equal to the Maximum Number of Underlying Securities, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus and the consummation of the Concurrent Offering or any other of the transactions contemplated herein, or the performance by the Company of any of its obligations set forth under this Agreement, will conflict with, or result in a breach or violation of: (i) the Amended and Restated Articles of Incorporation of the Company or the bylaws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) After giving effect to the issuance and sale of the Securities and of the shares of Common Stock in the Concurrent Offering and the application of the proceeds thereof as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, neither the Company nor any subsidiary will be in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than any such rights that have been waived or with respect to securities that have been so registered.

(r) Since January 1, 2024, there has not occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that would reasonably be expected to have a Material Adverse Effect.

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus and the consummation of the Concurrent Offering or any other of the transactions contemplated herein or the performance by the Company of any of its obligations set forth under this Agreement, or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(t) The Company is not and, after giving effect to the offering and sale of the Securities and of the shares of Common Stock in the Concurrent Offering and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(u) Except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any pending, or to the Company’s knowledge, threatened, claim relating to any Environmental Laws, in each case, which violation, obligation, contamination, liability or claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any facts, circumstances or events that could reasonably be expected to lead to any of the foregoing.

(v) The only subsidiaries of the Company are (i) Pacific Gas and Electric Company, a California corporation (the “Subsidiary”), and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and all of the issued and outstanding shares of common stock of the Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subsidiary.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction other than in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except as permitted under its existing equity compensation plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or contemplated in each of the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any licenses, certificates, permits and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issue and sale of the Securities, the execution, delivery and performance by the Company of the Transaction Documents and the issuance of a number of Underlying Securities equal to the Maximum Number of Underlying Securities, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus and the consummation of the Concurrent Offering or any other of the transactions contemplated herein or the performance by the Company of any of its obligations set forth herein, except (i) such as have been obtained from the California Public Utilities Commission, (ii) such as have been obtained, under the Act and the rules and interpretations of the Commission thereunder or otherwise, (iii) such as have been obtained under any law or regulation applicable to the filing of the Certificate of Determination with the Secretary of State of the State of California and (iv) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(z) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(aa) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and of the Public Company Accounting Oversight Board.

(bb) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(cc) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ff) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(gg) To the Company’s knowledge, none of the Company, any of its subsidiaries, or any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds from the sale of the Securities, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

(hh) None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) (i) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there has been no security breach, disclosure or outage of, or unauthorized access to, the Company’s or its subsidiaries’ information technology or computer systems, networks, hardware, software, websites or applications, personally identifiable or confidential data or databases thereof (including all personally identifiable or confidential data of their respective customers, employees, suppliers, and vendors, and any third party personally identifiable or confidential data, in each case that is maintained, processed or stored by the Company and its subsidiaries, and any such personally identifiable or confidential data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries are aware or have been notified of any security breach, disclosure or outage of, or unauthorized access to, their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented reasonable controls, policies, procedures, and technological safeguards and backup and disaster recovery technology designed to maintain and protect the confidentiality, integrity, operation, redundancy and security of their IT Systems and Data that are reasonably consistent with generally accepted industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach, disclosure, outage, or unauthorized access as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(kk) The Company has the requisite power and authority to carry out the Concurrent Offering and perform its obligations in connection therewith, and has taken all necessary actions required for the due authorization, execution, delivery and performance by it of the transactions contemplated herein, including the Concurrent Offering.

(ll) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the negotiation, documentation and execution of the offering of the Securities pursuant to this Agreement.

(mm) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have timely paid all taxes required to be paid (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except with respect to taxes currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(nn) The Company and the Subsidiary have good and valid title to, or leasehold interests in, all real property and all personal property owned or leased by them, in each case free and clear of all liens, encumbrances, equities or claims (i) except for such liens, encumbrances, equities or claims as are described in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) except for such defects in title as are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to be made of such property by the Company and the Subsidiary or have a material adverse effect on (x) the condition (financial or other), results of operations or business of the Company and the Subsidiary, taken as a whole or (y) the authority or the ability of the Company and the Subsidiary to enter into or perform its obligations under this Agreement or the Securities; and all real property and buildings held under material leases by the Company and the Subsidiary are held by them under leases that are valid, enforceable and in good standing, with no exceptions that would materially interfere with the use made or to be made of such property and buildings by the Company and the Subsidiary.

(oo) The Company and the Subsidiary each carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company and the Subsidiary (i) have not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance and (ii) have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that is not reasonably likely to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $49.05 per share of Preferred Stock, the number of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, solely to cover over-allotments, severally and not jointly, up to 4,200,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Additional Closing Date, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities shall be made at 10:00 a.m. (New York City time) at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 on December 5, 2024, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of and payment for the Option Securities shall be made on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to, and they hereby represent that they will, offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in a timely manner. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use, any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or the institution or threatening of any proceeding for the purpose of suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent (i) the issuance of such stop order or other order referred to in the preceding sentence, or (ii) the occurrence of (A) any suspension of the effectiveness, or objection to the use, of the Registration Statement or (B) any prevention or suspension of the use of the preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company shall prepare a final term sheet for the Securities and the shares of Common Stock offered in the Concurrent Offering, containing solely descriptions of the respective final terms and offering of the Securities and the shares of Common Stock in the Concurrent Offering, in the form approved by you and attached as Schedule II hereto, and file such final term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission or make changes to effect such compliance with law; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the distribution of the Securities, any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Final Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) notify promptly the Representatives so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement such Issuer Free Writing Prospectus to correct such statement or omission or make changes to effect such compliance with law; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or make changes to effect such compliance with law, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(g) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(h) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectuses containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto, or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto or final term sheet, substantially in the form of Schedule II hereto, and any Road Show. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or the offering or (ii) information permitted by Rule 134. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping and that it will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Underwriter that such Underwriter would not otherwise have been required to so file.

(j) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(k) For a period of 60 days following the date of the Final Prospectus for the offering of the Securities, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including any shares of Preferred Stock), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives. The restrictions contained in the preceding sentence shall not apply to (a) the Securities to be sold hereunder, and any shares of Common Stock issued upon conversion of, or issued and paid as a dividend on, such Securities, (b) the shares of Common Stock that may be issued pursuant to the Concurrent Offering, (c) the issuance of any shares of Common Stock upon conversion of any convertible notes of the Company outstanding on the date of this Agreement and described in the Registration Statement, the Disclosure Package and the Final Prospectus pursuant to the terms of such convertible notes, (d) the issuance of any shares of Common Stock of the Company issued upon the exercise of options granted under employee stock option plans in effect on the date of this Agreement and described in the Registration Statement, the Disclosure Package and the Final Prospectus, and (e) the filing of any registration statement on Form S-8 relating to shares of Common Stock granted or to be granted pursuant to employee stock option plans in effect on the date of this Agreement and described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, and any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum (the cost of such memorandum not to exceed $15,000) and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities and a number of Underlying Securities equal to the Maximum Number of Underlying Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the costs and expenses of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the offering of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the filing of the Certificate of Determination with the Secretary of State of the State of California; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(n) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will reserve and keep available at all times for issuance, free of preemptive or similar rights, a number of Underlying Securities equal to the Maximum Number of Underlying Securities. Between the date hereof and the Closing Date or any Additional Closing Date, as the case may be, the Company will not do or authorize any act or thing that would result in the adjustment of the “Fixed Conversion Rates” (as defined in the Disclosure Package) of the Preferred Stock.

(o) The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange and to effect and maintain the listing of a number of Underlying Securities equal to the Maximum Number of Underlying Securities on the New York Stock Exchange.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities (and, if applicable, any Option Securities) on the Closing Date and the Option Securities on any Additional Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date and any Additional Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission.

(b) The Representatives shall have received from (i) Cravath, Swaine & Moore LLP, counsel for the Company, their written New York and U.S. Federal law opinion and negative assurance letter, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives and (ii) Hunton Andrews Kurth LLP, counsel for the Company, their written California law opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Representatives shall have received from the General Counsel of the Company a written opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or the Treasurer and by the Chief Financial Officer of the Company, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each Road Show used in connection with the offering of the Securities, and this Agreement and that:

i. the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or any Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Additional Closing Date, as the case may be;

ii. no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; and

iii. since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any Additional Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date and any Additional Closing Date, in form and substance satisfactory to the Representatives.

(g) At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Schedule V hereto from each individual listed on Schedule IV addressed to the Representatives.

(h) The Certificate of Determination shall have been filed with the Secretary of State of the State of California and shall have become effective.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or the Subsidiary’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Prior to or on the Closing Date and any Additional Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l) An application for the listing of the Securities to be delivered on the Closing Date or any Additional Closing Date, as the case may be, shall have been submitted to the New York Stock Exchange. A number of Underlying Securities equal to the Maximum Number of Underlying Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or any Additional Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered by physical or electronic means to the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date or any Additional Closing Date, as applicable.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any subsequent amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any Road Show, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the first sentence of the last paragraph of the cover page regarding delivery of the Securities, and (ii) under the heading “Underwriting,” (A) the sentences related to concessions and reallowances and (B) the sentences related to short sales, stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, the Disclosure Package, the Base Prospectus or any Road Show.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party will be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which (x) the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder as set forth on the cover page of the Final Prospectus exceeds (y) the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If, on the Closing Date or any Additional Closing Date, as the case may be, any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date or each Additional Closing Date, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment: (a) (i) trading in the Common Stock of the Company shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading of any other securities issued or guaranteed by the Company shall have been suspended by the Commission or any exchange or in any over-the-counter market, (iii) (A) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or limited, (B) minimum prices shall have been established on either of such exchanges, or (C) there shall have been a material disruption in the clearance or settlement of securities generally on either of such exchanges which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto), (b) a banking moratorium shall have been declared either by Federal, California or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis which makes it, in the sole judgment of the

Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) or (d) there shall have been such a material adverse change in general economic, political or financial conditions or the financial markets in the United States which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to each of:

•	J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358);

•	Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax no.: (646) 834-8133);

•	Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax no.: (646) 291-1469); and

•

if sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (fax no.: (510) 898-9696), and confirmed to the Company’s General Counsel, PG&E Corporation, at 300 Lakeside Drive, Oakland, California 94612, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement, including the Concurrent Offering.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE CONCURRENT OFFERING.

19. Counterparts. This Agreement or any document to be signed in connection with this Agreement may be executed in one or more counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any Issuer Free Writing Prospectus identified in Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement or any post-effective amendment or amendments thereto, became or becomes effective and, if later, the date the annual report of the last completed fiscal year of the Company on Form 10-K was so filed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 7:30 p.m. New York City time on December 2, 2024, which is the time of the first contract of sale of the Securities.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Ineligible Issuer” shall mean an ineligible issuer, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Road Show” shall mean a road show, as defined in Rule 433(h)(4) under the Act, together with any communication that is provided or transmitted simultaneously with such road show in a manner designed to make such communication available as part of such road show.

“Rule 134,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 456” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

PG&E CORPORATION

By:	/s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Vice President, Internal Audit and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. Morgan Securities LLC

By:	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Barclays Capital Inc.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Frederic Chapados
Name: Frederic Chapados
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

SCHEDULE I

Name of Underwriter	Number of Underwritten Securities
J.P. Morgan Securities LLC	4,200,000
Barclays Capital Inc.	4,200,000
Citigroup Global Markets Inc.	4,200,000
BofA Securities, Inc.	3,080,000
Mizuho Securities USA LLC	3,080,000
Wells Fargo Securities, LLC	3,080,000
BMO Capital Markets Corp.	1,120,000
BNP Paribas Securities Corp.	1,120,000
Goldman Sachs & Co. LLC	1,120,000
MUFG Securities Americas Inc.	1,120,000
SMBC Nikko Securities America, Inc.	1,120,000
BNY Mellon Capital Markets, LLC	560,000

Total	28,000,000

SCHEDULE II

Final Term Sheet

Pricing Term Sheet	Free Writing Prospectus
dated as of December 2, 2024	Filed pursuant to Rule 433
Relating to the
Preliminary Prospectus Supplements each dated December 2, 2024 to the
Prospectus dated February 22, 2024
Registration No. 333-277286

PG&E Corporation

Concurrent Offerings of

48,661,801 Shares of Common Stock, no par value (the “Common Stock”)

(the “Common Stock Offering”)

and

28,000,000 Shares of

6.000% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”)

(the “Preferred Stock Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Preferred Stock Offering and should be read together with (i) the preliminary prospectus supplement dated December 2, 2024 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated December 2, 2024 relating to the Preferred Stock Offering (the “Preferred Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (iii) the related base prospectus dated February 22, 2024, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-277286. Neither the Common Stock Offering nor the Preferred Stock Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Preferred Stock Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Issuer:	PG&E Corporation

Ticker / Exchange for the Common Stock:	PCG / New York Stock Exchange (“NYSE”)

Pricing Date:	December 2, 2024.

Trade Date:	December 3, 2024 (“T”).

Settlement Date for the Common Stock Offering:	December 4, 2024 (T+1).

Settlement Date for the Preferred Stock Offering:	December 5, 2024 (T+2)*.

Use of Proceeds:

The Issuer expects the net proceeds from (i) the Common Stock Offering to be approximately $981.0 million (or $1,128.1 million if the underwriters of the Common Stock Offering exercise in full their option to purchase additional shares of Common Stock) and (ii) the Preferred Stock Offering to be approximately $1,373.4 million (or $1,579.4 million if the underwriters of the Preferred Stock Offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock), in each case, after deducting the underwriting discounts and before estimated offering expenses payable by the Issuer. The Issuer intends to use the net proceeds from the Common Stock Offering and the Preferred Stock Offering for general corporate purposes, which may include, among other things, to fund its five-year capital investment plan. See “Use of Proceeds” in the Common Stock Preliminary Prospectus Supplement and the Preferred Stock Preliminary Prospectus Supplement.

The closing of the Common Stock Offering and the closing of the Preferred Stock Offering are not contingent upon each other.

Common Stock Offering

Common Stock Offered:	48,661,801 shares of Common Stock

Option for Underwriters to Purchase Additional Shares of Common Stock:	7,299,269 additional shares of Common Stock

Public Offering Price of the Common Stock:	$20.55 per share of Common Stock

NYSE Last Reported Sale Price of the Common Stock on December 2, 2024:	$20.55 per share of Common Stock

CUSIP / ISIN for the Common Stock:	69331C108 / US69331C1080

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. BofA Securities, Inc. Mizuho Securities USA LLC Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp. BNP Paribas Securities Corp. Goldman Sachs & Co. LLC MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc. BNY Mellon Capital Markets, LLC

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Preferred Stock Offering

Shares of Mandatory Convertible Preferred Stock Offered:	28,000,000 shares of Mandatory Convertible Preferred Stock

Over-allotment Option for Underwriters to Purchase Additional Shares of Mandatory Convertible Preferred Stock:	4,200,000 additional shares of the Mandatory Convertible Preferred Stock, solely to cover over-allotments

Public Offering Price of the Mandatory Convertible Preferred Stock:	$50.00 per share of Mandatory Convertible Preferred Stock

Dividends:

6.000% on the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock per annum.

Dividends will accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from (and including) the first original issue date of shares of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available or shares of Common Stock legally permitted to be issued for the payment of such dividends and, to the extent that the Issuer’s board of directors, or an authorized committee thereof, declares (out of funds legally available for payment, in the case of dividends paid in cash, and shares of Common Stock legally permitted to be issued, in the case of dividends paid in Common Stock) a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividend in cash or, subject to certain limitations, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Issuer’s board of directors, or an authorized committee thereof, in its sole discretion; provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is approximately $0.7167 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $0.75 per share of the Mandatory Convertible Preferred Stock.

Dividend Record Dates:	The February 15, May 15, August 15 and November 15 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing on, and including, March 1, 2025 and ending on, and including, December 1, 2027.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding December 1, 2027.

Initial Price:	Equal to $50, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which initially is $20.5499.

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Threshold Appreciation Price:	Equal to $50, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which initially is $25.6871 and represents a premium of approximately 25% over the Initial Price.

Floor Price:	$7.19 (approximately 35% of the Initial Price), subject to adjustment as described in the Preferred Stock Preliminary Prospectus Supplement.

Conversion Rate per Share of Mandatory Convertible Preferred Stock:

The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 2.4331 shares of Common Stock and not less than 1.9465 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the Applicable Market Value (as defined in the Preferred Stock Preliminary Prospectus Supplement) of the Common Stock, as described below and subject to certain anti-dilution adjustments.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Preferred Stock Preliminary Prospectus Supplement, based on the Applicable Market Value of the Common Stock:

Applicable Market Value of the Common Stock	Conversion Rate per Share of Mandatory Convertible Preferred Stock

Greater than the Threshold Appreciation Price Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price Less than the Initial Price	1.9465 shares of Common Stock Between 1.9465 and 2.4331 shares of Common Stock, determined by dividing $50 by the Applicable Market Value 2.4331 shares of Common Stock

Optional Conversion:	Other than during a Fundamental Change Conversion Period (as defined in the Preferred Stock Preliminary Prospectus Supplement), at any time prior to December 1, 2027, holders of Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into shares of Common Stock at the Minimum Conversion Rate of 1.9465 shares of Common Stock per share of Mandatory Convertible Preferred Stock, subject to adjustment as described in the Preferred Stock Preliminary Prospectus Supplement.

5

Fundamental Change:

If a Fundamental Change (as defined in the Preferred Stock Preliminary Prospectus Supplement) occurs on or prior to December 1, 2027, holders of the Mandatory Convertible Preferred Stock will have the right during the Fundamental Change Conversion Period (as defined in the Preferred Stock Preliminary Prospectus Supplement) to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into shares of Common Stock (or Units of Exchange Property (as defined in the Preferred Stock Preliminary Prospectus Supplement)).

The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock for each Fundamental Change Stock Price and Fundamental Change Effective Date (each as defined in the Preferred Stock Preliminary Prospectus Supplement) set forth below:

	Fundamental Change Stock Price
Fundamental Change Effective Date	$4.00	$8.00	$12.00	$15.00	$18.00	$20.55	$23.00	$25.69	$28.00	$30.00	$35.00	$40.00	$50.00	$60.00
December 5, 2024	2.2272	2.3075	2.2880	2.2228	2.1414	2.0769	2.0261	1.9845	1.9591	1.9432	1.9207	1.9118	1.9081	1.9088
December 1, 2025	2.2927	2.3502	2.3485	2.2970	2.2099	2.1303	2.0638	2.0086	1.9758	1.9562	1.9307	1.9224	1.9201	1.9210
December 1, 2026	2.3614	2.3912	2.3989	2.3791	2.3041	2.2044	2.1079	2.0266	1.9823	1.9592	1.9368	1.9329	1.9330	1.9336
December 1, 2027	2.4331	2.4331	2.4331	2.4331	2.4331	2.4331	2.1739	1.9465	1.9465	1.9465	1.9465	1.9465	1.9465	1.9465

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth on the table, in which case:

•  if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•  if the Fundamental Change Stock Price is in excess of $60.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the column headings of the table above as described in the Preferred Stock Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•  if the Fundamental Change Stock Price is less than $4.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the column headings of the table above as described in the Preferred Stock Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the Fundamental Change Dividend Make-Whole Amount (as defined in the Preferred Stock Preliminary Prospectus Supplement) is 6.50% per annum.

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Listing:	The Issuer intends to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange under the symbol “PCG-PrX.” If the application is approved, the Issuer expects trading in the Mandatory Convertible Preferred Stock on the New York Stock Exchange to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. No assurance can be given that the Mandatory Convertible Preferred Stock will be listed or that any such application for listing will be approved.

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	69331C 306 / US69331C3060

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. BofA Securities, Inc. Mizuho Securities USA LLC Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp. BNP Paribas Securities Corp. Goldman Sachs & Co. LLC MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc. BNY Mellon Capital Markets, LLC

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their shares of the Mandatory Convertible Preferred Stock on any date prior to the business day before delivery will be required, by virtue of the fact that the Mandatory Convertible Preferred Stock initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Preferred Stock Preliminary Prospectus Supplement, as the case may be, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Stock Offering and the Preferred Stock Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, (ii) Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at barclaysprospectus@broadridge.com or telephone at 1-888-603-5847) or (iii) Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146.

This communication should be read in conjunction with the Common Stock Preliminary Prospectus Supplement or the Preferred Stock Preliminary Prospectus Supplement, as the case may be, and the related base prospectus. The information in this communication supersedes the information in the Common Stock Preliminary Prospectus Supplement or the Preferred Stock Preliminary Prospectus Supplement, as the case may be, and the related base prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the related base prospectus.

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ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet included as Schedule II hereto.

SCHEDULE IV

List of Lock-up Parties

1. Rajat Bahri

2. Cheryl F. Campbell

3. Edward G. Cannizzaro

4. Kerry W. Cooper

5. Jessica L. Denecour

6. Mark E. Ferguson III

7. W. Craig Fugate

8. Arno L. Harris

9. Carlos M. Hernandez

10. Michael R. Niggli

11. Patricia K. Poppe

12. Sumeet Singh

13. William L. Smith

14. Benjamin F. Wilson

15. Carolyn J. Burke

16. Jason M. Glickman

17. Marlene M. Santos

18. John R. Simon

19. Stephanie Williams

20. Ajay Waghray

21. Carla Peterman

22. Kaled Awada

SCHEDULE V

Form of Lock-up Agreement

PG&E Corporation

December 2, 2024

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: PG&E Corporation – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into one or more underwriting agreements (each, an “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to each such agreement (collectively, the “Underwriters”), with PG&E Corporation, a California corporation (the “Company”), providing for a public offering (the “Offering”) of shares of common stock, no par value, of the Company (the “Common Stock”) and/or other equity securities of the Company (collectively, the “Securities”).

In consideration of the agreement by the Underwriters to purchase and resell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement (the “Lock-Up Agreement”) and continuing to and including the date 60 days after the date of the final prospectus (or final prospectuses, as applicable) relating to the Offering (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively,

“Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to, during the Lock-Up Period, engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts (including as a charitable donation), provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided, further, that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate the reason for the transfer, and no other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value, and provided, further, that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, (iii) by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value, (iv) in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period, and provided, further, that to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period, and provided, further, that no voluntary filing under the

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Exchange Act or any other public announcement shall be voluntarily made during the Lock-Up Period, (v) in connection with transfers (including following the exercise of Company stock options) made in accordance with the terms of a 10b5-1 Plan in existence as of the date hereof without any further amendment or modification, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, other than a filing on Form 4, which shall indicate that the sale was made pursuant to such a 10b5-1 Plan, (vi) resulting from the sales of the undersigned’s shares of Common Stock held as of the date hereof through the Company’s 401(k) plan existing as of the date hereof and pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan, (vii) to the Company or its subsidiaries in connection with the forfeiture, cancelation, withholding, surrender or delivery of the undersigned’s shares of Common Stock to satisfy any income, employment or social security tax withholding or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted stock, performance contingent stock (including performance shares and performance stock units), stock options or other equity interests, provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate the reason for the transfer, and provided, further, that no filing under the Exchange Act or any other public announcement shall be voluntarily made during the Lock-Up Period, (viii) to the Company or its subsidiaries upon death, disability or termination of employment, in each case, of the undersigned, provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate the reason for the transfer, and provided, further, that no filing under the Exchange Act or any other public announcement shall be voluntarily made during the Lock-Up Period, (ix) resulting from the exercise (including by way of “net” or “cashless exercise”), or vesting of any equity award issued pursuant to employee benefit plans, provided that the underlying Common Stock continues to remain subject to the restrictions contained in this Lock-Up Agreement, (x) acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, (xi) as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction, provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate the reason for the transfer, and provided, further, that no public announcement shall be voluntarily made during the Lock-Up Period, or (xii) with the prior written consent of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided, further, that any such transfer shall not involve a disposition for value, and provided, further, that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned further understands that, if each Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall automatically be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement, and any claim, controversy or dispute arising under or related to this Lock-Up Agreement, shall be governed by and construed in accordance with the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

[Signature Page Follows]

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]

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